UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2007

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 25, 2007, Perceptron, Inc. (the “Company”) entered into a Severance Agreement with the following executive officer: John H. Lowry III. The Severance Agreement between the Company and Mr. Lowry provides for, among other things, the payment of an amount of severance equal to six months of his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had he been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for six months. Severance is payable to Mr. Lowry only if he is terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreements). In the event of a change in control (as defined in the Severance Agreements), and if within certain time periods set forth in the Severance Agreements, Mr. Lowry is terminated by the Company for any reason other than death, disability or cause, or he resigns for good reason (as defined in the Severance Agreements), Mr. Lowry will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and car benefits for one year and continued coverage under director and officer liability insurance policies.

Attached hereto and incorporated by reference as Exhibit 10.1 is the Severance Agreement relating to Mr. Lowry. The foregoing description summarizes certain provisions of the Severance Agreement and is qualified in its entirety by reference to the terms and conditions in the attached document.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) Effective June 25, 2007, Mr. John H. Lowry III was appointed as Vice President and Chief Financial Officer by the Board of Directors of the Company. Mr. Lowry is an at-will employee of the Company, will receive an annual base salary of $190,000, is eligible to participate in the Company’s profit sharing plans and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company. Mr. Lowry was also awarded, effective July 1, 2007, an option to purchase 25,000 non-qualified stock options under the 2004 Stock Incentive Plan to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Officers.

Mr. Lowry, age 59, joins the Company from Catuity, Inc., a provider of I.T. software and services, where he served as Vice President and Chief Financial Officer since 2000. Prior to Catuity, from August 1992 to January 2000, Mr. Lowry was Vice President - Finance for Kelly Services, Inc., a staffing services company, where he was responsible for the financial activities for operations of over 500 staffing offices in 190 cities with annual sales exceeding $800 million. From August 1982 to August 1992 he was Corporate Controller for Crain Communications Inc., a magazine publishing company in Michigan. Prior to this he was a Senior Manager at Arthur Anderson & Co. Mr. Lowry holds a master’s degree in business administration and a bachelor’s degree in engineering from the University of Michigan.

On June 25, 2007, the Company issued a press release announcing Mr. Lowry’s appointment. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits.

Exhibit No. Description

10.1 Severance Agreement dated June 12, 2007 and effective June 25, 2007 between the Company and John H. Lowry III.

99.1 Press Release dated June 25, 2007 announcing the Company’s appointment of John H. Lowry III as Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: June 25, 2007	By:	/s/ David W. Geiss

David W. Geiss Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Agreement dated June 12, 2007 and effective June 25, 2007 between the Company and John H. Lowry III.

99.1	Press Release dated June 25, 2007 announcing the Company’s appointment of John H. Lowry III as Vice President and Chief Financial Officer.